SMARTSERV ONLINE, INC.

                          SECURITIES PURCHASE AGREEMENT

                                 August 31, 2005






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                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of August 31, 2005, between SmartServ Online, Inc., a Delaware corporation (the "Company"), and CAMOFI Master LDC, a Cayman Islands limited duration company (the " Purchaser").

      WHEREAS, the Company has authorized the sale to the Purchaser of Senior Secured Convertible Notes in the aggregate principal amount of Five Hundred Thousand Dollars ($500,000) in the form set forth as Exhibit A (as amended, modified or supplemented from time to time, the "Notes"), which Notes are convertible into shares of the Company's common stock, $0.01 par value per share (the "Common Stock") at an initial conversion price of $0.50 per share of Common Stock.

      WHEREAS, the Company wishes to issue warrants to the Purchaser in the form set forth as Exhibit B to purchase up to 3,000,000 shares of the Company's Common Stock (subject to adjustment as set forth therein) in connection with the purchase of the Notes (as amended, modified or supplemented from time to time, the "Warrants"); and

      WHEREAS, the Purchaser desire to purchase the Notes and the Warrants on the terms and conditions set forth herein,

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

      1. Sale and Purchase of the Notes. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 2), the Company shall sell the Notes to the Purchaser, and the Purchaser shall purchase the Notes from the Company. The purchase price for the Notes shall be $500,000. Collectively, the Notes and Warrants and Common Stock issuable upon conversion of or in lieu of payment of the Notes in cash (the "Note Shares") and upon exercise of the Warrants (the "Warrant Shares") are referred to as the "Securities."

      2. Warrants and Other Payments. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on a date and at a place determined by the Company and the Purchaser (the "Closing Date") . On the Closing Date:

            (a) The Company will issue and deliver the Warrants to the Purchaser;

            (b) The Company shall pay to the Purchaser a structuring payment in an amount equal to $112,500 ( the "Structuring Payment"); and

            (c) The Company shall reimburse the Purchaser for its reasonable expenses incurred in connection with the preparation and negotiation of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Purchaser' due diligence review of the Company and the Subsidiary (as hereinafter defined and all related matters. The fees and expense of counsel to the Purchaser in connection with such preparation and negotiation shall be $30,000.

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      3. Representations and Warranties of the Company. Except as set forth in
Exhibit C hereto, the Company hereby represents and warrants to the Purchaser as follows (which representations and warranties are supplemented by the Company's filings under the Securities Exchange Act of 1934 (collectively, the "Exchange Act Filings"), copies of which have been provided to the Purchaser):

      3.1 Organization, Good Standing and Qualification. Each of the Company and the Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Each of the Company and the Subsidiary has the corporate power and authority to own and operate its properties and assets, to execute and deliver, as the case may be, (i) this Agreement, (ii) the Notes and the Warrants, (iii) the Master Security Agreement dated as of the date hereof between the Company and the Purchaser (as amended, modified or supplemented from time to time, the "Master Security Agreement"), (iv) the Registration Rights Agreement dated as of the date hereof between the Company and the Purchaser (as amended, modified or supplemented from time to time, the "Registration Rights Agreement"), (v) the Subsidiary Guaranty dated as of the date hereof made by the Subsidiary (as amended, modified or supplemented from time to time, the "Subsidiary Guaranty"), (vi) the Loan Agreement dated as of the date hereof between The Company and the Purchaser and (vii) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (vii), collectively, the "Related Agreements"), to issue and sell the Notes and the Note Shares , to issue and sell the Warrants and the Warrant Shares, and to carry out the provisions of the Related Agreements and to carry on its business as presently conducted. Each of the Company and the Subsidiary is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company and the Subsidiary, taken individually or as a whole (a "Material Adverse Effect").

      3.2 Subsidiaries. The only Subsidiary of the Company is KPCCD, Inc., a New York corporation (the "Subsidiary"). For the purpose of this Agreement, a "Subsidiary" means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by the Company or (ii) a corporation or other entity in which the Company owns, directly or indirectly, more than 50% of the equity interests at such time.

      3.3 Capitalization; Voting Rights.

            (a) The authorized capital stock of the Company, as of the date hereof consists of (a) 1,000,000 shares of convertible preferred stock, of which 851,448 are outstanding, and (b) 40,000,000 shares of Common Stock, of which 5,457,732 shares are outstanding.

            (b) Other than: (i) the shares reserved for issuance under the Company's stock option plans; and (ii) shares which may be granted pursuant to the Related

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      Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Neither the offer, issuance or sale of any of the Notes or the Warrants, or the issuance of any of the Note Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding under anti-dilution or other similar provisions contained in or affecting any such securities.

            (c) All issued and outstanding shares of the Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

            (d) The rights, preferences, privileges and restrictions of the Common Stock are as stated in the Company's Certificate of Incorporation (the "Charter"). The Note Shares and Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

      3.4 Authorization; Binding Obligations. All corporate action on the part of the Company and the Subsidiary (including their respective officers and directors) necessary for the authorization of the Related Agreements, the performance of all obligations of the Company and the Subsidiary under the Related Agreements and the authorization, sale, issuance and delivery of the Notes and the Warrants has been taken or will be taken prior to the Closing. The Related Agreements, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company and the Subsidiary, enforceable against each such person in accordance with their terms, except:

            (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

            (b) general principles of equity that restrict the availability of equitable or legal remedies.

The sale of the Notes and the subsequent conversion of the Notes into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal. The issuance of the Warrants and the subsequent exercise of the Warrants for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal.

      3.5 Liabilities. Neither the Company nor the Subsidiary has any contingent liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

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      3.6 Agreements; Action. Except as disclosed in any Exchange Act Filings:

            (a) there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company or the Subsidiary is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $20,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products); or (iii) restricting the development, manufacture or distribution of the Company's products or services; or (iv) indemnification by the Company with respect to infringements of proprietary rights.

            (b) Since June 30, 2005, neither the Company nor the Subsidiary has:
      (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate; (iii) made any loans or advances to any person not in excess, individually or in the aggregate, of $50,000, other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            (c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

      3.7 Obligations to Related Parties. There are no obligations of the Company or the Subsidiary to officers, directors, stockholders or employees of the Company or the Subsidiary other than:

            (a) payment of salary for services rendered and for bonus payments;

            (b) reimbursement for reasonable expenses incurred on behalf of the Company and the Subsidiary; and

            (c) other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company).

None of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company, individually or in the aggregate, in excess of $10,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the

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Company, other than passive investments in publicly traded companies
(representing less than one percent (1%) of such company). Except as described above, no officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

      3.8 Changes. Since June 30, 2005, there has not been:

            (a) any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of the Company or the Subsidiary, which individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (b) any resignation or termination of any officer, key employee or group of employees of the Company or the Subsidiary;

            (c) any material change, except in the ordinary course of business, in the contingent obligations of the Company or the Subsidiary by way of guaranty, endorsement, indemnity, warranty or otherwise;

            (d) any damage, destruction or loss, whether or not covered by insurance that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (e) any waiver by the Company or the Subsidiary of a valuable right or of a material debt owed to it;

            (f) any direct or indirect loans made by the Company or the Subsidiary to any stockholder, employee, officer or director of the Company or the Subsidiary or members of the immediate family of such persons, other than advances made in the ordinary course of business;

            (g) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder of the Company or the Subsidiary;

            (h) any declaration or payment of any dividend or other distribution of the assets of the Company or the Subsidiary;

            (i) any labor organization activity related to the Company or the Subsidiary;

            (j) any debt, obligation or liability incurred, assumed or guaranteed by the Company or the Subsidiary, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

            (k) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by the Company or the Subsidiary;

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            (l) any change in any material agreement to which the Company or the
      Subsidiary is a party or by which either the Company or the Subsidiary is bound which either individually or in the aggregate has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

            (m) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

            (n) any arrangement or commitment by the Company or the Subsidiary to do any of the acts described in subsection (a) through (m) above.

      3.9 Title to Properties and Assets; Liens, Etc. Each of the Company and the Subsidiary has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than:

            (a) those resulting from taxes which have not yet become delinquent; and

            (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or the Subsidiary.

All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and the Subsidiary are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company and the Subsidiary are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

      3.10 Intellectual Property.

            (a) Each of the Company and the Subsidiary owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company or the Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property other than licenses or agreements arising from the purchase of "off the shelf" or standard products.

            (b) Neither the Company nor the Subsidiary has received any communications alleging that it has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or the Subsidiary aware of any basis therefor.

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            (c) The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company or the Subsidiary, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company or the Subsidiary.

      3.11 Compliance with Other Instruments. Neither the Company nor the Subsidiary is in violation or default of (x) any term of its certificate of incorporation or bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Securities will not, with or without the passage of time or giving of notice, be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the Subsidiary or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

      3.12 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or the Subsidiary; nor is the Company aware that there is any basis to assert any of the foregoing. Neither the Company nor the Subsidiary is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or the Subsidiary currently pending or which the Company or the Subsidiary intends to initiate.

      3.13 Tax Returns and Payments. Each of the Company and the Subsidiary has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by the Company or the Subsidiary on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Neither the Company nor the Subsidiary has been advised:

            (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

            (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.

There is no tax to be imposed upon its properties or assets of the Company or the Subsidiary as of the date of this Agreement that is not adequately provided for.

      3.14 Employees. Neither the Company nor the Subsidiary has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company or the Subsidiary. Except as disclosed in the Exchange Act Filings, neither the Company nor the

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Subsidiary is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. No employee of the Company or the Subsidiary, nor any consultant with whom the Company or the Subsidiary has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or the Subsidiary because of the nature of the business to be conducted by the Company or the Subsidiary; and the continued employment by the Company or the Subsidiary of its present employees, and the performance of the Company's and the Subsidiary's contracts with its independent contractors, will not result in any such violation. Neither the Company nor the Subsidiary is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or the Subsidiary. Neither the Company nor the Subsidiary has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company or the Subsidiary, no employee of the Company or the Subsidiary has been granted the right to continued employment by the Company or the Subsidiary or to any material compensation following termination of employment with the Company or the Subsidiary. No officer, key employee or group of employees intends to terminate his, her or their employment with the Company or the Subsidiary, nor does the Company or the Subsidiary have a present intention to terminate the employment of any officer, key employee or group of employees.

      3.15 Registration Rights and Voting Rights. Neither the Company nor the Subsidiary is presently under any obligation, and neither the Company nor the Subsidiary has granted any rights, to register any of the Company's or the Subsidiary's presently outstanding securities or any of its securities that may hereafter be issued. No stockholder of the Company or the Subsidiary has entered into any agreement with respect to the voting of equity securities of the Company or the Subsidiary.

      3.16 Compliance with Laws; Permits. Neither the Company nor the Subsidiary is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, and will be filed in a timely manner. Each of the Company and the Subsidiary has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      3.17 Environmental and Safety Laws. Neither the Company nor the Subsidiary is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be

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required in order to comply with any such existing statute, law or regulation.
No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or the Subsidiary or, to the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company or the Subsidiary. For the purposes of the preceding sentence, "Hazardous Materials" shall mean:

            (a) materials which are listed or otherwise defined as "hazardous" or "toxic" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; or

            (b) any petroleum products or nuclear materials.

      3.18 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

      3.19 Full Disclosure. Each of the Company and the Subsidiary has provided the Purchaser with all information requested by the Purchaser in connection with its decision to purchase the Notes and the Warrants, including all information the Company and the Subsidiary believe is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by the Company or the Subsidiary to the Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by the Company or the Subsidiary were based on the Company's and the Subsidiary's experience in the industry and on assumptions of fact and opinion as to future events which the Company or the Subsidiary, at the date of the issuance of such projections or estimates, believed to be reasonable.

      3.20 Insurance. Each of the Company and the Subsidiary has general commercial, product liability, fire and casualty insurance policies with coverages which the Company believes are customary for companies similarly situated to the Company and the Subsidiary in the same or similar business.

      3.21 SEC Reports. The Company has filed all reports and other documents required to be filed by it under the Securities Exchange Act 1934 (the "Exchange Act"). The Company has furnished the Purchaser with copies of: (i) its Annual Reports on Form 10-KSB for its fiscal year ended December 31, 2004; and (ii) its Quarterly Reports on Form 10-QSB for its fiscal quarters ended March 30, 2005 and June 30, 2005 and the Form 8-K filings which it has made during 2005 to date (collectively, the "SEC Reports"). Each SEC Report was, at the time

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of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      3.22 Listing. The Company's Common Stock is for trading on the OTC Bulletin Board and satisfies all requirements for the continuation of such trading. The Company has not received any notice that the Common Stock does not meet all requirements for such trading.

      3.23 No Integrated Offering. Neither the Company, nor the Subsidiary or affiliates thereof, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, nor will the Company nor the Subsidiary or affiliates thereof take any action that would cause the offering of the Securities to be integrated with other offerings.

      3.24 Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Neither the Company nor the Subsidiary will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

      3.25 Dilution. The Company specifically acknowledges that its obligation to issue the Note Shares and the Warrant Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

      3.26 Patriot Act. The Company certifies that, to the best of Company's knowledge, neither the Company nor the Subsidiary has been designated, and is not owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. The Company hereby acknowledges that the Purchaser seek to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, the Company hereby represents, warrants and agrees that: (i) none of the cash or property that the Company or the Subsidiary will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and
(ii) no contribution or payment by the Company or the Subsidiary to the Purchaser, to the extent that they are within the Company's and/or the Subsidiary' control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. The Company shall promptly notify the Purchaser if any of these representations ceases to be true and accurate regarding the Company or the Subsidiary. The Company shall provide the Purchaser any additional information regarding the Company or the Subsidiary that the Purchaser deem necessary or convenient to ensure compliance with all

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applicable laws concerning money laundering and similar activities. The Company understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, the Purchaser may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of the Purchaser' investment in the Company. The Company further understands that the Purchaser may release confidential information about the Company and the Subsidiary and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its sole discretion, determines that it is in the best interests of the Purchaser in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

      4. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

      4.1 Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on the Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except:

            (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

            (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

      4.2 Investment Representations. The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Agreement, including, without limitation, that the Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act. The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Notes and the Warrants to be purchased by it under this Agreement and the Note Shares and the Warrant Shares acquired by it upon the conversion of the Notes and the exercise of the Warrant, respectively. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company's and the Subsidiary's business, management and financial affairs and the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

      4.3 Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale.

      4.4 Acquisition for Own Account. The Purchaser is acquiring the Securities for its own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

      4.5 Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management's, business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement..

      4.6 Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

      4.7 Legends.

            (a) The Notes shall bear substantially the following legend:

            "THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE, STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SMARTSERV ONLINE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

            (b) The Note Shares and the Warrant Shares, if not issued by DWAC system (as hereinafter defined), shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE

            ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SMARTSERV ONLINE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

            (c) The Warrants shall bear substantially the following legend:

            "THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND SUCH COMMON STOCK MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR SUCH COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SMARTSERV ONLINE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

      5. Covenants of the Company. The Company covenants with the Purchaser as follows:

      5.1 Stop-Orders. The Company will advise the Purchaser, promptly after it receives notice of issuance by the Securities and Exchange Commission (the "SEC"), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

      5.2 Listing. The Company will maintain the listing of its Common Stock on the OTC Bulleting Board, and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") , as applicable.

      5.3 Market Regulations. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Purchaser and promptly provide copies thereof to the Purchaser.

      5.4 Reporting Requirements. The Company will timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

      5.5 Use of Funds. The Company agrees that it will use the proceeds of the sale of the Notes and the Warrants to secure a letter of credit for the benefit of Sprint ($1,000,000) and for its and the Subsidiary's general working capital purposes. Such amount shall be disbursed directly to the bank issuing such letter of credit pursuant to procedures determined by the Purchaser.

      5.6 Access to Facilities. Each of the Company and the Subsidiary will permit any representatives designated by the Purchaser (or any successor of the Purchaser), upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Company, to:

            (a) visit and inspect any of the properties of the Company or the Subsidiary;

            (b) examine the corporate and financial records of the Company or the Subsidiary and make copies thereof or extracts therefrom; and

            (c) discuss the affairs, finances and accounts of the Company or the Subsidiary with the directors, officers and independent accountants of the Company or the Subsidiary.

      5.7 Taxes. Each of the Company and the Subsidiary will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company and the Subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company and/or the Subsidiary shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company and the Subsidiary will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

      5.8 Insurance. Each of the Company and the Subsidiary will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as the Company and the Subsidiary; and the Company and the Subsidiary will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which the Company reasonably believes is customary for companies in similar business similarly situated as the Company and the Subsidiary and to the extent available on commercially reasonable terms. The Company, and the Subsidiary will jointly and severally bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for its obligations hereunder and under the Related Agreements. At the Company's and the Subsidiary's cost and expense in amounts and with carriers reasonably acceptable to the Purchaser, the Company and the Subsidiary shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to the

Company's or the Subsidiary's including business interruption insurance; (ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to the Company's or the Subsidiary's insuring against larceny, embezzlement or other criminal misappropriation of officers and employees who may either singly or jointly with others at any time have access to the assets or funds of the Company or the Subsidiary either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets or funds; (iii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iv) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which the Company or the Subsidiary is engaged in business; and (v) furnish the Purchaser with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) endorsements to such policies evidencing such insurance naming the Purchaser as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to the Purchaser, naming the Purchaser as loss payee, and (z) evidence that as to the Purchaser the insurance coverage shall not be impaired or invalidated by any act or neglect of the Company or the Subsidiary and the insurer will provide the Purchaser with at least thirty (30) days notice prior to cancellation. The Company and the Subsidiary shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to the Company and/or the Subsidiary and the Purchaser jointly. If as of the date of receipt of each loss recovery upon any such insurance, the Purchaser has not declared an event of default with respect to this Agreement or any of the Related Agreements, then the Company and/or the Subsidiary shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise "Collateral" secured by the Purchaser' security interest pursuant to the Master Security Agreement, with any surplus funds to be applied toward payment of the obligations of the Company to the Purchaser. If the Purchaser has properly declared an event of default with respect to this Agreement or any of the Related Agreements, then all loss recoveries received by the Purchaser upon any such insurance thereafter may be applied to the obligations of the Company hereunder and under the Related Agreements, in such order as the Purchaser may determine. Any surplus (following satisfaction of all Company obligations to the Purchaser) shall be paid by the Purchaser to the Company or applied as may be otherwise required by law. Any deficiency thereon shall be paid by the Company or the Subsidiary, as applicable, to the Purchaser, on demand.

      5.9 Intellectual Property. Each of the Company and the Subsidiary shall maintain in full force and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property possessed by it and reasonably deemed to be necessary to the conduct of its business.

      5.10 Properties. Each of the Company and the Subsidiary will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all proper repairs, renewals, replacements, additions and improvements thereto; and each of the Company and the Subsidiary will at all times comply with each provision of all leases to which it is a party or under which it occupies property.

      5.11 Confidentiality. The Company will not disclose, and will not include in any public announcement, the name of the Purchaser, unless expressly agreed to by the

Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.


      5.12 Required Approvals. For so long as the Notes are outstanding, the Company, without the prior written consent of the Purchaser, shall not, and shall not permit the Subsidiary to:

            (a) (i) directly or indirectly declare or pay any dividends, other than dividends paid to the Parent or any of its wholly-owned Subsidiaries,
      (ii) issue any preferred stock that is manditorily redeemable prior to one year after the Maturity Date, or (iii) redeem any of its preferred stock or other equity interests;

            (b) liquidate, dissolve or effect a material reorganization (it being understood that in no event shall the Company dissolve, liquidate or merge with any other person or entity (unless the Company is the surviving entity);

            (c) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's or the Subsidiary's right to perform the provisions of this Agreement or any Related Agreement ;

            (d) materially alter or change the scope of the business of the Company and the Subsidiary taken as a whole;

            (e) (i) create, incur, assume or suffer to exist any indebtedness whether secured or unsecured other than (x) the Company's indebtedness to the Purchaser and (ys any debt incurred in connection with the purchase of assets in the ordinary course of business; (ii) cancel any debt owing to it in excess of $10,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other person, except the endorsement of negotiable instruments by the Company for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause (e); and

            (f) create or acquire any Subsidiary after the date hereof unless
      (i) it is wholly-owned by the Company and (ii) such Subsidiary becomes party to the Master Security Agreement, the Stock Pledge Agreement and the Subsidiary Guaranty (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and, to the extent required by the Purchaser, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary on the Closing Date.

      5.13 Reissuance of Securities. The Company shall reissue certificates representing the Securities without the legends set forth in Section 4.7 above at such time as:

            (a) the holder thereof is permitted to dispose of the Securities pursuant to Rule 144(k) under the Securities Act; or

            (b) upon resale subject to an effective registration statement after the Securities are registered under the Securities Act.

The Company shall cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales to be effected.

      5.14 Opinion. On the Closing Date, the Company will deliver to the Purchaser an opinion acceptable to the Purchaser from the Company's external legal counsel. The Company will provide, at the Company's expense, such other legal opinions in the future as are deemed reasonably necessary by the Purchaser (and acceptable to the Purchaser) in connection with the conversion of the Note and exercise of the Warrant.

      5.15 Margin Stock. The Company will not permit any of the proceeds of the Notes or the Warrant to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

      5.16 Financing Right of First Refusal. (a) The Company hereby grants to the Purchaser a right of first refusal to provide any Additional Financing (as defined below) to be issued by the Company and/or the Subsidiary, subject to the following terms and conditions. From and after the date hereof, prior to the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests of the Company or any Subsidiary (an "Additional Financing"), the Company and/or such Subsidiary, as the case may be, shall notify the Purchaser of its intention to enter into such Additional Financing. In connection therewith, the Company and/or such Subsidiary shall submit a fully executed term sheet (a "Proposed Term Sheet") to the Purchaser setting forth the terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on "arm's length" terms and the terms thereof to be negotiated in good faith) proposed to be entered into by the Company and/or such Subsidiary. The Purchaser shall have the right, but not the obligation, to deliver its own proposed term sheet (the "Purchaser Term Sheet") setting forth the terms and conditions upon which the Purchaser would be willing to provide one half of such Additional Financing to the Company and/or such Subsidiary. The Purchaser Term Sheet shall contain terms no less favorable to the Company and /or the Subsidiary than those outlined in Proposed Term Sheet. The Purchaser shall deliver the Purchaser Term Sheet within ten business days of receipt of each such Proposed Term Sheet. If the provisions of the Purchaser Term Sheet are at least as favorable to the Company and/or such Subsidiary, as the case may be, as the provisions of the Proposed Term Sheet, the Company and/or such Subsidiary shall enter into and consummate the Additional Financing transaction outlined in the Purchaser Term Sheet.

      (b) The Company will not, and will not permit the Subsidiary to, agree, directly or indirectly, to any restriction with any person or entity which limits the ability of the Purchaser to consummate an Additional Financing with the Company or the Subsidiary.

      5.17 Related Party Transactions. So long as the Notes are outstanding, neither the Company nor the Subsidiary will enter into any transaction with its officers, directors or any person or entity which may be deemed to be an "affiliate" (as such term is defined under Rule

144 promulgated under the Securities Act) of the Company, (any such transaction being referred to herein as an "Affiliate Transaction") valued at more than $25,000 without the prior written consent of the Purchaser. So long as the Notes are outstanding, neither the Company nor the Subsidiary shall not enter into any Affiliate Transaction, regardless of amount, unless the terms of such Affiliate Transaction are at least as favorable as those that would be available to unrelated third parties.

      6. Indemnification.

      6.1 Company Indemnification. The Company shall indemnify, hold harmless, reimburse and defend the Purchaser, and each of the Purchaser's officers, directors, agents, affiliates, control persons, and shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature (collectively, "Losses") incurred by or imposed on the Purchaser that results, arises out of or is based upon: (i) any misrepresentation by the Company or the Subsidiary or breach of any warranty by the Company or the Subsidiary in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Company or the Subsidiary of any covenant by the Company or the Subsidiary hereunder, under any other Related Agreement or any other agreement entered into by the Company and/or the Subsidiary and Purchaser relating hereto or thereto.

      6.2 Purchaser's Indemnification. The Purchaser shall indemnify, hold harmless, reimburse and defend the Company and each of the Company's officers, directors, agents, affiliates, and shareholders, at all times against any Losses incurred by or imposed on the Company that results, arises out of or is based upon: (i) any misrepresentation by the Purchaser or breach of any warranty by the Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any breach or default in performance by the Purchaser of any covenant to be performed by the Purchaser hereunder.

      7. Conversion of the Notes.

      7.1 Mechanics of Conversion.

            (a) Provided that the Purchaser has notified the Company of its intention to sell the Note Shares and the Note Shares are included in an effective registration statement or are otherwise exempt from registration when sold: (i) upon the conversion of the Notes or part thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel reasonably acceptable to the Purchaser following a request by the Purchaser) to assure that the Company's transfer agent shall issue shares of the Common Stock in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser and in such denominations to be specified representing the number of Note Shares issuable upon such conversion; and (ii) the Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Common Stock and that after the Effectiveness Date (as defined in the Registration Rights Agreement) the Note Shares issued will be freely transferable subject to the prospectus delivery requirements of the Securities Act and the provisions of this Agreement, and will not contain a legend restricting the resale or transferability of the Note Shares.

            (b) The Purchaser will give notice of its decision to exercise its right to convert the Notes or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Company (the "Notice of Conversion"). The Purchaser will not be required to surrender the Notes until the Purchaser receives a credit to the account of the Purchaser's prime broker through the DWAC system (as defined below), representing the Note Shares or until its Note has been fully satisfied. Each date on which a Notice of Conversion is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a "Conversion Date." Pursuant to the terms of the Notice of Conversion, the Company will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to the Company of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder by crediting the account of the Purchaser's prime broker with the Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission system (the "DWAC system") within three (3) business days after receipt by the Company of the Notice of Conversion (the "Delivery Date").

            (c) The Company understands that a delay in the delivery of the Note Shares in the form required pursuant to Section 9 hereof beyond the Delivery Date could result in economic loss to the Purchaser. If the Company fails to direct its transfer agent to deliver the Note Shares to the Purchaser via the DWAC system within the time frame set forth above and the Note Shares are not delivered to the Purchaser by the Delivery Date, as compensation to the Purchaser for such loss, the Company shall pay late payments to the Purchaser for late issuance of the Note Shares upon conversion of the Note in the amount equal to the greater of: (i) $500 per business day after the Delivery Date; or (ii) the Purchaser's actual damages from such delayed delivery. Notwithstanding the foregoing, the Company will not owe the Purchaser any late payments if the delay in the delivery of the Note Shares beyond the Delivery Date is solely out of the control of the Company and the Company is actively trying to cure the cause of the delay. The Company shall pay any payments incurred under this
      Section in immediately available funds upon demand and, in the case of actual damages, accompanied by reasonable documentation of the amount of such damages. Such documentation shall show the number of shares of Common Stock the Purchaser is forced to purchase (in an open market transaction) which the Purchaser anticipated receiving upon such conversion, and shall be calculated as the amount by which (A) the Purchaser's total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate amount of payments due under the Notes, for which such Conversion Notice was not timely honored.

Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum amount permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Purchaser and thus refunded to the Company.

The provisions of this Section 7 shall apply to the shares of Common Stock issued by the Company in lieu of the payment of principal and interest due on the Notes as set forth in the Notes, mutatis mutandis.

      8. Miscellaneous.

      8.1 Governing Law. THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. ANY ACTION BROUGHT BY EITHER PARTY AGAINST THE OTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND EACH RELATED AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE PURCHASER AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND THE RELATED AGREEMENTS ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. IF ANY PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH LAW. ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT OR ANY RELATED AGREEMENT.

      8.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

      8.3 Successors. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto and shall inure to the benefit of, and be enforceable by, each person who shall be a holder of the Securities from time to time, other than the holders of Common Stock which has been sold by the Purchaser pursuant to Rule 144 or an effective registration statement. The Company may not assign this Agreement without the prior consent of the Purchaser.

      8.4 Entire Agreement. This Agreement, the Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, or covenants except as specifically set forth herein and therein.

      8.5 Amendment and Waiver.

            (a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

            (b) The obligations of the Company and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.


            (c) The obligations of the Purchaser and the rights of the Company under this Agreement may be waived only with the written consent of the Company.

      8.6 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

      8.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

            (a) upon personal delivery to the party to be notified;

            (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

            (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

            (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

         If to the Company, to:             SmartServ Online, Inc.
                                            2250 Butler Pike
                                            Plymouth Meetings, PA
                                            Attention:   Robert Pons
                                            Facsimile:   (610) 397-0846


         If to the Purchaser, to:           c/o Centrecourt Asset Management
                                            350 Third Avenue, 8th Floor
                                            New York, New York  10017
                                            Attention:  Keith Wellner
                                            Facsimile:  (646) 304-0500

                                            with a copy to:

                                            Katten Muchin Rosenman LLP
                                            575 Madison Avenue
                                            New York, NY 10022
                                            Attention: Howard Jacobs, Esq.

                                            Facsimile:  (212) 940-8776

or at such other address as the Company or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith. 8.8 Attorneys' Fees. If any suit or other action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

      8.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      8.10 Facsimile Signatures; Counterparts. This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      8.11 Broker's Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party shall indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section being untrue.

      8.12 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

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                                       23
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      IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES
PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

SMARTSERV ONLINE, INC.                      CAMOFI MASTER LDC


By:   /s/ Robert M. Pons                    By:   /s/ Richard Smithline
      ---------------------                       ----------------------
Name: Robert M. Pons                        Name:
Title: Chief Executive Officer              Title:




























                                       24
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                                    EXHIBIT A

                                FORM OF THE NOTE

                                    EXHIBIT B

                                 FORM OF WARRANT




































                                      B-1